SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549



                                FORM 8-K/A



                            Amendment No. 1 to
                              Current Report



                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934



             Date of Report (Date of earliest event reported):
                              August 22, 1995



                         IWC RESOURCES CORPORATION
          (Exact name of registrant as specified in its charter)




   Indiana                     0-15420            35-1668886
(State or other              (Commission        (IRS Employer
Jurisdiction of              File Number)     Identification No.)
Corporation)


                         1220 WATERWAY BLVD.
                        INDIANAPOLIS, INDIANA           46202
                        (Address of principal         (Zip Code)
                         executive offices)


         Registrant's telephone number, including area code:
                            (317) 639-1501


                         Not Applicable
           (Former name or former address, if changed since last report)

The undersigned Registrant hereby amends Item 7 of its Current Report on Form 8-K filed with the Securities and Exchange Commission on September 5, 1995. Financial statements of the business acquired and the exhibits included in the previously filed Report are omitted from this filing. The purpose of this amendment is to set forth pro forma financial information indicated below omitted from the previously filed Report.

Item 7.  Financial Statements and Exhibits

(b) Pro forma financial information

    (1) Pro Forma Condensed Consolidated Balance Sheet of the Registrant as of June 30, 1995 (Unaudited).

    (2)  Pro Forma Condensed Consolidated Statement of
         Earnings of the Registrant for the Six Months
         Ended June 30, 1995 (Unaudited).

    (3)  Pro Forma Condensed Consolidated Statement of
         Earnings of the Registrant for the Year Ended
         December 31, 1994 (Unaudited).

    (4)  Notes to Unaudited Pro Forma Condensed
         Consolidated Financial Statements.

                   Pro Forma Financial Information
                      IWC Resources Corporation


The following unaudited pro forma condensed consolidated balance sheet and condensed consolidated statements of earnings (collectively, the "pro forma statements") were prepared as if the acquisition of Miller Pipeline Corporation ("MPC"), pursuant to a Reorganization Agreement dated as of July 21, 1995 (the "Merger"), were effective as of January 1, 1994 and January 1, 1995, respectively, for purposes of the pro forma condensed consolidated statements of earnings for the year ended December 31, 1994 and for the six months ended June 30, 1995, and as of June 30, 1995, for purposes of the pro forma condensed consolidated balance sheet. The pro forma statements do not purport to represent what the Company's financial position or results of operations would actually have been if the acquisition of MPC had, in fact, occurred on such dates or to project the Company's financial position or results of operations as of any future date or for any future period. Information regarding the Company's actual results of operations for the period presented may be obtained from the respective filings on Form 10-K and 10-Q and the Company's Current Report on Form 8-K filed September 5, 1995.

                  Pro Forma Condensed Consolidated Balance Sheet (unaudited)
                                   IWC Resources Corporation
                                         June 30, 1995
                                        (in thousands)

                                                       Miller
                                       IWC            Pipeline
                                     Resources       Corporation      Pro Forma          Pro
                                    Corporation          (a)         Adjustments        Forma

Assets
Cash and cash equivalents           $    2,744            2,740           2,400 (b)      7,884
Accounts receivable                     15,335            7,536              -          22,871
Materials and supplies                   2,045            1,177              -           3,222
Other current assets                     1,449              596              -           2,045

 Total current assets                   21,573           12,049           2,400         36,022

Utility plant, net                     282,853               -               -         282,853
Other property, net                     19,256           10,950           3,976 (c)     34,182
Goodwill, net                           16,708               -            6,256 (b,c,e) 22,964
Other assets                            15,230              890             169 (b)     16,289
                                    $  355,620           23,889          12,801        392,310

Liabilities and Shareholders'
  Equity
Notes payable to banks                  28,458               -           12,913 (b,d)   41,371
Accounts payable and
  accrued expenses                      15,872            3,707             169 (b)     19,748
Federal income taxes                     4,234               -               40 (b)      4,274
Other current liabilities                1,251            2,984               7 (b)      4,242

  Total current liabilities             49,815            6,691          13,129         69,635

Long-term obligations                  156,342               -               -         156,342
Deferred income taxes and
  other liabilities                     68,777               -            2,522 (e)     71,299

  Total liabilities                    274,934            6,691          15,651        297,276

Shareholders' equity                    80,686           17,198          (2,850)(b)     95,034
                                    $  355,620           23,889          12,801        392,310


See accompanying notes to the Unaudited Pro Forma
Condensed Consolidated Financial Statements.

                     Pro Forma Condensed Consolidated Statement of Earnings (unaudited)
                                         IWC Resources Corporation
                                       Six Months Ended June 30, 1995
                                  (in thousands, except per share amounts)

                                                       Miller
                                       IWC            Pipeline
                                     Resources       Corporation      Pro Forma          Pro
                                    Corporation          (a)         Adjustments        Forma


Operating revenues                  $   56,092           20,881          (589) (j)      76,384

Operating expenses:
  Operation and administration          34,597           18,357          (479) (f-h,j)  52,475
  Depreciation                           4,407            1,531           280  (f)       6,218
  Taxes other than income taxes          4,485            1,264            -             5,749
    Total operating expenses            43,489           21,152          (199)          64,442
    Operating earnings                  12,603             (271)         (390)          11,942

Other income (expenses):
  Interest expense, net                 (4,184)              (3)         (190) (i)      (4,377)
  Other, net                               592              742            -             1,334
                                        (3,592)             739          (190)          (3,043)

Earnings before income taxes             9,011              468          (580)           8,899
Income taxes                             5,474               -            (13) (k)       5,461
  Net earnings                      $    3,537              468          (567)           3,438

Average number of common
  and common equivalent shares
  outstanding                            7,014               -            378  (b)       7,392

Net earnings per common and
  common equivalent share           $     0.50               -             -               .47


See accompanying notes to the Unaudited Pro Forma
Condensed Consolidated Financial Statements.

                     Pro Forma Condensed Consolidated Statement of Earnings (unaudited)
                                         IWC Resources Corporation
                                        Year Ended December 31, 1994
                                  (in thousands, except per share amounts)

                                                       Miller
                                       IWC            Pipeline
                                     Resources       Corporation      Pro Forma           Pro
                                    Corporation          (a)         Adjustments         Forma

Operating revenues                  $  109,147           50,952         (1,025) (j)     159,074

Operating expenses:
  Operation and administration          63,286           41,715           (985)(f-h,j)  104,016
  Depreciation                           7,820            2,853            560 (f)       11,233
  Taxes other than income taxes          7,812            2,546             -            10,358

    Total operating expenses            78,918           47,114           (425)         125,607

    Operating earnings                  30,229            3,838           (600)          33,467

Other income (expense):
  Interest expense, net                 (7,959)              -            (224)(i)       (8,183)
  Other, net                               596              447             -             1,043
                                        (7,363)             447           (224)          (7,140)

Earnings before income taxes            22,866            4,285           (824)          26,327

Income taxes                            12,724                0          1,447 (k)       14,171

  Net earnings                      $   10,142            4,285         (2,271)          12,156

Average number of common and
  common equivalent shares
  outstanding                            6,901               -             755 (b)        7,656

Net earnings per common and
  common equivalent share           $     1.47               -              -              1.59


See accompanyng notes to the Unaudited Pro Forma
Condensed Consolidated Financial Statements.

                  Notes to Unaudited Pro Forma Condensed
                     Consolidated Financial Statements
                         IWC Resources Corporation




(a) Represents the historical condensed financial statements of Miller Pipeline Corporation ("MPC") as of June 30, 1995 and for the six months ended June 30, 1995 and year ended
    March 31, 1995. Revenues and net loss for the three months ended March 31, 1995 were $10,095,000 and $127,000, respectively. The stockholders of MPC elected to have MPC's income taxed to the stockholders under the provisions of Subchapter S of the Internal Revenue Code. Therefore, the shareholders are personally liable for Federal income taxes on their respective shares of MPC's taxable income and these financial statements do not include a provision for Federal income taxes.

(b) The purchase price of the Merger consisted of a cash payment to MPC stockholders of $5,513,000, the issuance of 755,148 shares of Resources common stock at a cost of $14,348,000 and estimated acquisition costs of approximately $169,000. The excess of the purchase price over the fair market value of net assets of MPC was assigned to excess purchase price.

    As part of the merger agreement, Resources agreed to pay any income tax liability incurred by MPC for the period August 1, 1995 to and including the effective date of the merger, August 22, 1995. The additional income tax liability amounted to approximately $47,000 and has been added as a component of the excess of the purchase price over the fair market value of net assets acquired.

    The excess of the purchase price over the fair market value of net assets acquired also includes an adjustment for $5,000,000 in dividends declared before acquisition date but after June 30, 1995. These dividends were financed from $7,400,000 in short-term borrowings from bank.

(c) Reflects the adjustment to record the fair market value of MPC's other property, net at June 30, 1995, based on an internal analysis of the condition of assets acquired and their respective fair market values.

(d) Reflects short-term borrowings from bank to finance the cash portion of the purchase price.

(e) To provide for deferred income tax liability resulting from purchase accounting adjustments and other differences in basis of accounting.

(f) Reflects the increase in depreciation and amortization expense resulting from adjustments to the fair market value of other property and excess purchase price. The depreciation and amortization periods are an average of
     8-1/2 years and 40 years, respectively. Amortization of excess purchase price amounted to $78,000 and $156,000 for the six months ended June 30, 1995 and twelve months ended December 31, 1994, respectively.

(g) Reflects amortization of acquisition expense of $17,000 and $34,000 for the six months ended June 30, 1995 and twelve months ended December 31, 1994, respectively, resulting from acquisition expense incurred. The amortization period for acquisition expense is 5 years.

(h) Reflects the reduction in salary compensation expense for the Chairman of the Board and the President of MPC, who were stockholders of MPC, based on employment arrangements after the Merger date. Reduction in salary compensation expense was $65,000 and $251,000 for the six months ended June 30, 1995 and twelve months ended December 31, 1994, respectively.

(i) Increase in interest expense due to borrowings to finance the Merger transactions.

(j) To reflect the reduction in operating revenues of $589,000 and $1,025,000 and operating expenses of $509,000 and $924,000 for the six months ended June 30, 1995 and twelve months ended December 31, 1994, respectively, applicable to the elimination of intercompany sales.

(k) To record the tax effects of the pro forma adjustments and to provide an income tax provision for MPC's taxable income.

                                SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Amendment to its Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.


                                        IWC RESOURCES CORPORATION
                                        (Registrant)



Date:  November 6, 1995             By: _________________________
                                        J. A. Rosenfeld
                                        Executive Vice President